EXHIBIT 10.1

BEA SYSTEMS, INC.

RESALE RESTRICTION AGREEMENT

This RESALE RESTRICTION AGREEMENT (the “Agreement”) with respect to certain stock option award agreements (the “Option Agreements”) issued under one or more of the stock incentive plans of BEA Systems, Inc. (the “Plan(s)”) is made by and between BEA Systems, Inc., a Delaware corporation (the “Company”), and                                                       (the “Holder”).

WHEREAS, under one or more of the Plans, the Holder has been granted one or more options (the “Options”) to acquire shares of common stock of the Company (the “Shares”) in such quantities and at the exercise prices set forth in Exhibit A hereto pursuant to the Option Agreements;

WHEREAS, the Option has been made fully vested and exercisable, effective as of January 30, 2006, by reason of an action of the Compensation Committee of the Company’s Board of Directors on January 30, 2006; and

WHEREAS, the Company and the Holder have agreed to impose certain resale restrictions on the Shares subject to the Options as provided herein on the terms and conditions contained herein.

NOW, THEREFORE, it is agreed as follows:

1. The Holder acknowledges that he or she has reviewed this Agreement in full.

2. The Holder agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any Shares (or any interest in any Shares) until the Shares have been released from these resale restrictions (hereinafter referred to as the “Resale Restrictions”).

3. The Holder Agrees that the Shares under the heading “Total Number of Restricted Shares” in Exhibit A shall be subject to the Resale Restrictions.

4. The Resale Restrictions shall lapse in accordance with the vesting schedule applicable to the Option prior to the acceleration of vesting approved by the Compensation Committee of the Company’s Board of Directors and effective January 30, 2006.

5. Notwithstanding the foregoing, (a) in the event the Holder’s employment or service with the Company is terminated for any reason, or (b) the Option contains a change in control provision and there occurs a change in control of the Company, then 100% of the Shares subject to the Option shall become free from the Resale Restrictions.

6. This Agreement shall be effective as of January 30, 2006.

7. The Holder represents and warrants that he or she has full power to enter into this Agreement.

8. This Agreement, the Option Agreement(s) and the Plan(s) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior understandings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Holder. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Nothing in this Agreement (except as expressly provided herein) is intended to confer any rights or remedies on any persons other than the parties. Should any provision of this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

9. This Agreement shall be binding upon the Company and the Holder as well as the successors and assigns (if any) of the Company and the Holder.

10. NOTE: The acceleration of vesting of any of Holder’s Options is contingent on the Holder signing and returning this Agreement by FEBRUARY 15, 2006 and, if not so returned, the Holder shall be deemed to have rejected the acceleration.

BEA SYSTEMS, INC.		HOLDER

	Date , 2006	__________________

Exhibit A

Schedule of Accelerated Stock Options

Award Number	Date of Award	Total Number of Shares	Total Number of Restricted Shares	Per Share Exercise Price

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